                                                                Exhibit 10.10(e)

[GRAPHIC OMITTED]   CITY NATIONAL                           AMENDED AND RESTATED
 BANK                                           PROMISSORY NOTE - FIXED MATURITY
                                                        (INTEREST TIED TO PRIME)


                                                                  Note No. 25750


$4,900,000.00                                            San Fernando Valley CBC
                                                         16133 Ventura Boulevard
                                                        Encino, California 91436
                                                           As of January 3, 1997


         FOR VALUE RECEIVED, the undersigned, INTERNATIONAL REMOTE IMAGING SYSTEMS, INC. ("Borrower"), promises to pay to the order of CITY NATIONAL BANK, a national banking association ("CNB"), at its office in this city, in lawful money of the United States of America and in immediately available funds, the principal sum of FOUR MILLION NINE HUNDRED THOUSAND DOLLARS ($4,900,000.00), with interest thereon from the date of disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, equal to the "Prime Rate" of CNB, as it exists from time to time, plus one and one-half percent (1.50%) per year, to be increased to the Prime Rate plus one and three quarters percent (1.75%) per year on June 1, 1997 and again increased to the Prime Rate plus two percent (2.00%) per year on July 1, 1997, through the maturity of April 15, 1998. If full payment of principal and interest on this facility is received by June 1, 1997, the interest rate on the $1,500,000 Revolving Facility will be decreased to the Prime Rate plus one percent (1.00%) through its maturity of April 15, 1998. To the extent the net proceeds of any secondary offering of its capital stock ("Private Placement Offering") are less than the full principal plus accrued interest as of the date of payment, CNB shall consider, at its sole discretion, a reduction of the interest rate, if any. "Prime Rate" shall mean the rate most recently announced by CNB at its principal office in Beverly Hills as its "Prime Rate." Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate shall change, without prior notice to Borrower.

         Interest accrued on this Note shall be payable on the first (1st) day of each month, commencing February 1, 1997. The minimum interest charge or the term of this Note shall in no event be less than One Hundred Dollars ($100.00).


         Principal shall be payable on this note in the amount of (a) the net proceeds from the Private Placement Offering if and when such offering is closed; and (b) $100,000.00 per month with each payment of interest commencing January 1, 1997. Prepayments of principal may be made, without penalty, and shall be applied to principal payments due in order of maturity.

         Principal and any interest remaining unpaid shall be payable in full on April 15, 1998.

         Provided, however, if Borrower completes a firm underwritten secondary public offering of Borrower's capital stock ("Public Offering"), repayment of all principal plus accrued interest shall be made at such time as Borrower receives the proceeds from the Public Offering of its capital stock; provided, however that, if an event of default has occurred and is continuing, the Borrower shall pay to CNB the total principal plus accrued interest on all indebtedness outstanding to CNB.

         CNB will be entitled to one-half (1/2) of any and all sums awarded to Borrower from the arbitration with TOA Medical Electronics Co., Ltd., a Japanese corporation ("TOA"), to the extent of the principal and accrued interest outstanding to CNB, or, if in default, on the total principal and accrued interest on all indebtedness outstanding to CNB. The arbitration funds will be applied to the principal balance of the Borrower's loan with CNB, and will not affect the $100,000 per month scheduled payments.

                  CNB will be entitled to any and all funds from the sale of the common stock repurchased from Corange International, an affiliate of Boehringer Mannheim Corp., to the extent of the principal and accrued interest outstanding to CNB, or, if in default, on the total principal and accrued interest on all indebtedness to CNB. These funds will be applied to the principal balance and will not affect the $100,000 per month scheduled payments.

         Borrower hereby agrees to defer any and all payments to Corange International, for the repurchase of IRIS stock while there is any indebtedness owed to CNB under this Note.

         Borrower will execute a security agreement and a UCC-1 Financing Statement granting CNB a security interest on Borrower's Patents and other intangibles, at Borrower's sole cost and expense.

         Borrower will pledge the stock from Borrower's subsidiaries as additional collateral to CNB. Borrower will execute a Stock Warrant Agreement granting CNB warrants to purchase 50,000 shares of Borrower's stock on the terms set forth in said agreement. In the event payment in full of this Amended and Restated Promissory Note ("Note") does not occur on or before June 1, 1997, Borrower will grant CNB additional warrants to purchase 25,000 shares of Borrower's stock at the prevailing stock price as of June 1, 1997, and CNB will be granted additional warrants to purchase 25,000 shares of Borrower's stock at the prevailing stock price as of July 1, 1997 in the event this Note is not paid in full by July 1, 1997. Said additional Stock Warrant Agreements will be in form and substance on the same terms and conditions as in the Stock Warrant Agreement for 50,000 shares, except as otherwise stated herein.

         The occurrence of any of the following with respect to any Borrower or any guarantor of this Note or any general partner of such Borrower or guarantor, shall constitute an "Event of Default" hereunder:

1. The failure to make any payment of principal or interest within 10 days when due under this Note;

2. The filing of a petition by or against any of such parties under any provisions of the Bankruptcy Code;

3. The appointment of a receiver or an assignee for the benefit of creditors;

4. The commencement of dissolution or liquidation proceedings or the disqualification of any such parties which is a corporation, partnership, joint venture or any other type of entity;

5.       The death or incapacity of any of such parties who is an individual;

6. Any financial statement provided by any of such parties to CNB is false or misleading In any material respect;

7. Any default in the payment or performance of any obligation, contract, loan document, agreement, the Stock Warrant Agreement, Security Agreement and/or any default under any provisions of any contract or instrument pursuant to which any of such parties has incurred any obligation for borrowed money, if the principal amount of such obligation exceeds $100,000.00, to any person or entity, including CNB;

8. Any sale or transfer of all or a substantial or material part of the assets of any of such parties other than in the ordinary course of business; or

9. Any violation, breach or default under any letter agreement, guaranty, security agreement, deed of trust or any other contract or instrument executed in connection with this Note or securing this Note.

10. The failure of Borrower to complete a private placement offering of Borrower's capital stock on or before May 1, 1997.

         Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor all of which are expressly waived by each Borrower. Each Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees, expended or incurred by the holder (or allocable to the holder's in-house counsel) in connection with the enforcement of this Note or the collection of any sums due hereunder and irrespective of whether suit is filed. Any principal or interest not paid within ten days of when due hereunder shall thereafter bear additional interest from its due date at a rate of five percent (5.0%) per year higher than the interest rate as determined and computed above, and continuing thereafter until paid.

         This Note supersedes and replaces the Promissory Note from Borrower to CNB dated July 29, 1996 in the original principal amount of $7,800,000 (Note No. 25750) and CNB has returned such Note to Borrower for cancellation.


         This Note and all matters relating thereto, shall be governed by the laws of the State of California.

                             INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.


                             By: /s/ Martin S. McDermut
                                 --------------------------
                                 MARTIN S. MCDERMUT
                                 VICE PRESIDENT, FINANCE AND ADMINISTRATION AND CHIEF FINANCIAL OFFICER




---------------------------
       BANK USE ONLY
---------------------------


                                                    3